FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 3, 2011

HORNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3975 University Drive, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(703) 641-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2011, the members of the Board of Directors of Horne International, Inc. (the “Company”) approved the division of the responsibilities of the Chief Executive Officer and the President of the Company and its subsidiary Horne Engineering Services, LLC. On May 2, 2011, Darryl Horne resigned his position as Chief Executive Officer of the Company.  Mr. Horne will continue to serve as President of the Company and Horne Engineering Services, LLC.  In connection with his new position, Mr. Horne agreed to have his base salary reduced by 15% and his new annual base salary is $201,450.

Effective May 2, 2011, Evan Auld-Susott was appointed to serve as Chief Executive Officer of the Company. Mr. Auld-Susott, 31, has served on the Company’s Board of Directors since 2007. He has been an investment advisor both for the Sussot Family Limited Partnership, and at Morgan Stanley on a private wealth management team responsible for $6 billion in assets. Mr. Auld-Susott holds Bachelor Degrees in Economics and International Relations from the University of Southern California, Los Angeles.

Mr. Auld-Susott’s annual base salary will be$200,000; however, he has agreed to only receive 25% of this amount ($50,000), subject to review upon the Company’s return to profitability.  In connection with his appointment as CEO, Mr. Auld-Susott received options to purchase up to 500,000 shares of Company common stock under the Company’s Amended and Restated Number 2 2004 Non-Statutory Stock Option Plan.  These options vest in equal increments over a three year period, and each tranche of vested options will have an exercise price equal to the lesser of (i) $0.15 per share or (ii) the market price of the Company’s common stock on the applicable vesting date.

In March 2011, the Company entered into a receivables financing agreement with Mr. Auld-Susott acting as agent of the Susott Family Limited Partnership. Under the terms of the agreement, Mr. Auld-Susott agreed to finance specific accounts receivable under a line of credit for up to $500,000 at an interest rate of 13 percent. The Company has taken a draw of $120,000 and has accrued interest of $1,170 in the first quarter of 2011.  The loan is not convertible into any Company securities.

Item 8.01	Other Events.

On May 2, 2011, The Company released an Open Letter to the Shareholders, which is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Open Letter to Shareholders dated May 2, 2011.

Exhibit Index

Exhibit No.	Description

99.1	Open Letter to Shareholders dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	By:	/s/ Lily L. Xu
Lily L. Xu
Chief Financial Officer